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                                                                    Exhibit 99.1
                        SENTEX SENSING TECHNOLOGY, INC.                    PROXY


                                553 Broad Avenue


                              Ridgefield, NJ 07657



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned hereby appoints Robert S. Kendall and James G. Few, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote as indicated herein, all common shares, $0.01 par value ("Sentex Common Shares"), of Sentex Sensing Technology, Inc. ("Sentex") held of record by the undersigned on October 7, 1996, at the special meeting of shareholders to be held on November 14, 1996, or any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.


1. Proposal to approve the Amended and
   Restated Agreement and Plan of Merger
   dated as of July 30, 1996, by and among
   Sentex, Sentex Merger Corp. ("Subcorp"),
   Monitek Technologies, Inc. ("Monitek")
   providing for, among other things, the
   merger (the "Merger") of Subcorp with and into Monitek and the issuance of Class A
   Convertible Notes in connection
   therewith.


2. Proposal to approve and adopt the Sentex
   Sensing Technology, Inc. 1996 Long-Term
   Incentive Plan.



  (NOTE THAT THE MERGER IS CONDITIONED UPON
   APPROVAL OF THIS PROPOSAL.)


3. Proposal to approve and adopt the Amended
   Bylaw.



  (NOTE THAT THE MERGER IS CONDITIONED UPON
   APPROVAL OF THIS PROPOSAL.)



4. WITH OR WITHOUT authority to vote (except as marked to the contrary below) for the election of each of the nominees named below:



   Robert S. Kendall, James G. Few, Julius L. Hess, Ronald M. Lipson, Amos Linenberg


  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)



                      (Continued, and to be dated and signed, on the other side)



(Continued from the other side)


    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF NO SPECIFICATIONS ARE MADE AND EXCEPT AS OTHERWISE PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, THE PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3, TO ELECT THE NOMINEES NAMED IN ITEM 4 ABOVE, AND WITH DISCRETIONARY AUTHORITY ON ALL MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. SENTEX'S BOARD OF DIRECTORS RECOMMENDS THAT SENTEX SHAREHOLDERS VOTE FOR THE NOMINEES NAMED IN
ITEM 4 AND FOR EACH OF THE OTHER ITEMS.

    Receipt of the Notice of Special Meeting of Shareholders to be held on November 14, 1996 and the related Joint Proxy Statement/Prospectus is hereby acknowledged.

                                                   Dated , 1996


                                                   -----------------------------

                                                   Signature(s) of Shareholders


                                                   -----------------------------

                                                   Signature(s) of Shareholders


                                                   (PLEASE SIGN EXACTLY AS YOUR
                                                   NAME APPEARS HEREON. IF
                                                   SHARES ARE HELD JOINTLY, ALL
                                                   HOLDERS MUST SIGN. WHEN
                                                   SIGNING AS ATTORNEY,
                                                   EXECUTOR, ADMINISTRATOR,
                                                   TRUSTEE OR GUARDIAN, PLEASE
                                                   GIVE YOUR FULL TITLE. IF A
                                                   CORPORATION, PLEASE SIGN IN
                                                   FULL CORPORATE NAME BY
                                                   PRESIDENT OR OTHER AUTHORIZED
                                                   OFFICER. IF A PARTNERSHIP,
                                                   PLEASE SIGN IN PARTNERSHIP
                                                   NAME BY AUTHORIZED PERSON
                                                   INDICATING, WHERE PROPER,
                                                   OFFICIAL POSITION OR
                                                   REPRESENTATIVE CAPACITY.)

                                    FOR  / /      AGAINST  / /      ABSTAIN  / /


                                    FOR  / /      AGAINST  / /      ABSTAIN  / /


                                    FOR  / /      AGAINST  / /      ABSTAIN  / /